UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55903	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 633-5565

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2021, Blue Star Foods Corp., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation (“Newbridge”), as representative of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $5.00 per share. In addition, the Underwriters were granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 120,000 shares of Common Stock. The Offering closed on November 5, 2021. The Common Stock began trading on the Nasdaq Capital Market under the symbol “BSFC” on November 3, 2021.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333-259197), as amended, which was declared effective by the Securities and Exchange Commission on November 2, 2021 (the “Registration Statement”).

The net proceeds to the Company from the Offering, after deducting the underwriting discount, the underwriters’ fees and expenses and the Company’s estimated Offering expenses, were approximately $3,545,000. The Company anticipates using the net proceeds from the Offering for general corporate purposes, including working capital, operating expenses, and capital expenditures. The Company may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although the Company does not have agreements or commitments for any material acquisitions or investments at this time.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, each director, executive officer, and beneficial owners of over 10% of the Company’s common stock (for a period of 180 days after the date of the final prospectus relating to the Offering), have agreed, subject to customary exceptions, not to sell, transfer or otherwise dispose of securities of the Company, without the prior written consent of Newbridge.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Underwriting Agreement, the Company has agreed to issue a warrant to Newbridge (the “Underwriter Warrant”). Pursuant to the Underwriter Warrant, the Company will provide Newbridge a warrant to purchase 56,000 shares of Common Stock in the aggregate. Such warrant will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days from the commencement of sales of the Common Stock sold in the Offering, and expiring on the three year anniversary of the effective date of the Registration Statement. The exercise price of the Underwriter Warrant is $5.00 per share.

The foregoing summary of the Underwriter Warrant is qualified in its entirety by reference to the full text of the form of the Underwriter Warrant, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On November 2, 2021, the Company issued a press release announcing the pricing of the Offering. On November 5, 2021, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated November 2, 2021
4.1	Form of Underwriter Warrant issued November 5, 2021
99.1	Press Release dated November 2, 2021
99.2	Press Release dated November 5, 2021
104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: November 8, 2021	By:	/s/ John Keeler
	Name:	John Keeler
	Title:	Executive Chairman and Chief Executive Officer